Exhibit 99.1

The Manitowoc Company, Inc.
P. O. Box 66 ◆ Manitowoc WI 54221-0066
Telephone: 920-684-4410 ◆ Telefax: 920-652-9775
Internet: http://www.manitowoc.com

NEWS For Immediate Release

The Manitowoc Company Reduces Book Value of Discontinued Operation

Visibility of reduced value for required ice divestiture places increased pressure on debt reduction target

MANITOWOC, Wis. — March 2, 2009 — The Manitowoc Company, Inc. (NYSE: MTW) has made adjustments to previously announced 2008 financial results. The final 2008 financial statements are being filed with the U.S. Securities and Exchange Commission today in the company’s annual report on Form 10-K.

The adjustments include a reduction in the book value of the company’s “Enodis Ice Group” line of business, operating under the Scotsman, Ice-O-Matic, Simag, Barline, Icematic, and Oref brand names. Manitowoc is required to divest the Enodis Ice Group as a condition of the U.S. Department of Justice and the European Commission’s clearance of the Enodis acquisition that was completed on October 27, 2008.

Manitowoc is in late-stage negotiations with potential buyers for the Enodis Ice Group. The current bid prices for these assets are significantly below the value previously recorded on the company’s balance sheet at the acquisition date. Under these circumstances, accounting rules require that the carrying value of these assets be adjusted to reflect current estimated market value. As a result, the company will recognize a non-cash impairment charge of $175 million to adjust the carrying value of the Enodis Ice Group to fair value. This charge has the effect of reducing 2008 GAAP net earnings from the amount reported on January 28, 2009. Operating earnings are not impacted, as the Enodis Ice Group is reported as a discontinued operation. Lower proceeds from the sale of the Enodis Ice Group could also increase the possibility that the company could violate certain debt covenants during the second half of 2009. However, at the current time, all covenant requirements are being met.

The 2008 consolidated financial statements reflecting this change are contained on Form 10-K filed today with the Securities and Exchange Commission.

“In spite of the significant decline in valuations for business assets that nearly all companies are facing, we expect to comply with our obligation to sell the Enodis Ice Group,” said Glen Tellock, Manitowoc’s president and chief executive officer. “We are also taking decisive actions to address the impact of the global recession on our business. While these are difficult decisions, they are necessary to maintain Manitowoc’s strong financial condition.”

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  issues associated with new product introductions;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on hedges in place with Manitowoc;

•                  increases in raw material prices;

•                  unexpected issues associated with the availability of local suppliers and skilled labor;

•                  unanticipated changes in consumer spending;

•                  unanticipated changes in global demand for high-capacity lifting equipment;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc (including Enodis plc);

•                  the state of financial and credit markets;

•                  unanticipated changes in customer demand;

•                  unanticipated issues associated with refresh/renovation plans by national restaurant accounts;

•                  efficiencies and capacity utilization of facilities;

•                  issues related to new facilities and expansion of existing facilities;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability of our customers to receive financing;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  in connection with the now-completed sale of Manitowoc Marine Group, the tax gain, the earnings impact, and the costs  incurred in completing the sale;

•                  in connection with now-completed acquisition of Enodis plc, potential balance sheet changes resulting from finalization of purchase accounting treatment, compliance with the terms and conditions of regulatory approvals relating to the required divestiture of Enodis’ global ice business and the timing, price, and other terms of the required divestiture, the ability to complete and appropriately and timely integrate the acquisition of Enodis plc, anticipated earnings enhancements, estimated cost savings and other synergies and the anticipated timing to realize those savings and synergies, the costs incurred in completing the acquisition of Enodis, the divestiture of the Enodis global ice business, and in achieving synergies, potential divestitures and other strategic options; and

•                  risks and other factors cited in the company’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Company Contact:

Carl J. Laurino

Senior Vice President & Chief Financial Officer

920-652-1720